Exhibit 99.1

Index to Consolidated Financial Statements

Genworth Financial Mortgage Insurance Pty Ltd

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholder

Genworth Financial Mortgage Insurance Pty Ltd

We have audited the accompanying consolidated balance sheets of Genworth Financial Mortgage Insurance Pty Ltd and subsidiary as of December 31, 2007 and 2006, and the related consolidated statements of income, changes in stockholder’s equity, and cash flows for each of the years in the three year period ended December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Genworth Financial Mortgage Insurance Pty Ltd and subsidiary as of December 31, 2007 and 2006, and the results of their operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

/s/ KPMG

KPMG

Sydney, Australia

March 13, 2008

Genworth Financial Mortgage Insurance Pty Ltd

Consolidated Statements of Income

(U.S. dollar amounts in thousands)

	Years ended December 31,
	2007	2006	2005
Revenues:
Net premiums earned	$280,447	$269,381	$149,085
Net investment income	116,186	75,384	58,245
Net investment losses	(961)	(1,995)	(1,643)
Other income	2,105	659	2,208

Total revenues	397,777	343,429	207,895

Losses and expenses:
Net losses and loss adjustment expenses	133,841	105,436	18,689
Acquisition and operating expenses, net of deferrals	53,432	37,212	28,642
Amortization of deferred acquisition costs and intangibles	18,874	14,919	7,981

Total losses and expenses	206,147	157,567	55,312

Income before income taxes	191,630	185,862	152,583
Provision for income taxes	60,990	49,695	46,482

Net income	$130,640	$136,167	$106,101

See Notes to Consolidated Financial Statements

Genworth Financial Mortgage Insurance Pty Ltd

Consolidated Balance Sheets

(U.S. dollar amounts in thousands, except share amounts)

	December 31,
	2007	2006
Assets
Fixed maturity securities available-for-sale, at estimated fair value	$1,782,351	$1,244,743
Cash and cash equivalents	311,720	254,414
Accrued investment income	30,254	22,465
Prepaid reinsurance premium	1,428	2,094
Deferred acquisition costs	62,606	37,929
Goodwill	6,577	5,904
Deferred tax assets, net	16,194	3,268
Related party receivables	42,275	—
Other assets	22,412	23,772

Total assets	$2,275,817	$1,594,589

Liabilities and stockholder’s equity
Liabilities:
Reserve for losses and loss adjustment expenses	$155,190	$105,333
Unearned premiums	905,766	687,466
Related party payables	70,004	59,229
Other liabilities and accrued expenses	59,391	53,152

Total liabilities	1,190,351	905,180

Stockholder’s equity:
Ordinary shares – No par value; 1,356,558,500 and 1,066,558,500 shares authorized and issued as of December 31, 2007 and 2006, respectively	—	—
Additional paid-in capital	548,953	304,530

Accumulated other comprehensive income, net of tax:
Net unrealized investment losses	(37,464)	(11,405)
Foreign currency translation adjustments	189,636	83,776

Total accumulated other comprehensive income	152,172	72,371
Retained earnings	384,341	312,508

Total stockholder’s equity	1,085,466	689,409

Total liabilities and stockholder’s equity	$2,275,817	$1,594,589

See Notes to Consolidated Financial Statements

Genworth Financial Mortgage Insurance Pty Ltd

Consolidated Statements of Changes in Stockholder’s Equity

(U.S. dollar amounts in thousands)

	Additional paid-in capital	Accumulated other comprehensive income	Retained earnings	Total stockholder’s equity
Balances as of January 1, 2005	$292,610	$62,791	$70,240	$425,641

Comprehensive income:
Net income	—	—	106,101	106,101
Net unrealized losses on investment securities	—	(4,426)	—	(4,426)
Foreign currency translation adjustments	—	(9,926)	—	(9,926)

Total comprehensive income				91,749

Balances as of December 31, 2005	292,610	48,439	176,341	517,390

Comprehensive income:
Net income	—	—	136,167	136,167
Net unrealized losses on investment securities	—	(10,273)	—	(10,273)
Foreign currency translation adjustments	—	34,205	—	34,205

Total comprehensive income				160,099
Capital contribution	11,920	—	—	11,920

Balances as of December 31, 2006	304,530	72,371	312,508	689,409

Comprehensive income:
Net income	—	—	130,640	130,640
Net unrealized losses on investment securities	—	(26,059)	—	(26,059)
Foreign currency translation adjustments	—	105,860	—	105,860

Total comprehensive income				210,441
Dividends to stockholder	—	—	(58,807)	(58,807)
Capital contribution	244,423	—	—	244,423

Balances as of December 31, 2007	$548,953	$152,172	$384,341	$1,085,466

See Notes to Consolidated Financial Statements

Genworth Financial Mortgage Insurance Pty Ltd

Consolidated Statements of Cash Flows

(U.S. dollar amounts in thousands)

	Years ended December 31,
	2007	2006	2005
Cash flows from operating activities:
Net income	$130,640	$136,167	$106,101
Adjustments to reconcile net income to net cash from operating activities:
Amortization of investment discounts and premiums	1,982	4,667	9,034
Net investment losses	961	1,995	1,643
Acquisition costs deferred	(35,897)	(20,435)	(15,040)
Amortization of deferred acquisition costs and intangibles	18,874	14,919	7,981
Deferred income taxes	1,449	1,470	1,722
Corporate overhead allocation	11,791	5,506	—
Change in certain assets and liabilities:
Accrued investment income and other assets	(30,658)	3,061	(2,520)
Reserve for losses and loss adjustment expenses	35,403	67,519	9,662
Unearned premiums	133,710	60,535	104,610
Other liabilities	(10,117)	37,558	16,230

Net cash from operating activities	258,138	312,962	239,423

Cash flows from investing activities:
Proceeds from fixed maturity securities and repayments of fixed maturity securities	133,386	71,984	161,926
Proceeds from sales of fixed maturity securities	4,087	334,299	162,069
Purchases of fixed maturity securities	(543,931)	(460,528)	(533,511)
Payments for businesses purchased, net of cash acquired	—	(155,823)	—

Net cash from investing activities	(406,458)	(210,068)	(209,516)

Cash flows from financing activities:
Capital contribution received	234,068	—	—
Dividends paid to stockholder	(58,807)	—	—

Net cash from financing activities	175,261	—	—

Effect of exchange rate changes on cash and cash equivalents	30,365	12,068	(2,922)

Net change in cash and cash equivalents	57,306	114,962	26,985

Cash and cash equivalents at beginning of year	254,414	139,452	112,467

Cash and cash equivalents at end of year	$311,720	$254,414	$139,452

See Notes to Consolidated Financial Statements

Genworth Financial Mortgage Insurance Pty Ltd

Notes to Consolidated Financial Statements

Years Ended December 31, 2007, 2006 and 2005

(1) Nature of Business and Formation of Genworth Mortgage

Genworth Financial Mortgage Insurance Pty Ltd (“Genworth Mortgage” or the “Company” as appropriate) offers mortgage insurance products in Australia and New Zealand and is headquartered in Sydney, Australia. In particular, the Company offers primary mortgage insurance, known as “lenders mortgage insurance,” or LMI, and portfolio credit enhancement policies. The principal product is LMI, which is generally single premium business and provides 100% coverage of the loan amount in the event of a mortgage default.

The Company’s management has determined that the Company has one reportable operating segment, mortgage insurance.

Genworth Mortgage, formerly GE Mortgage Insurance Company Pty Ltd, is a wholly-owned subsidiary of Genworth Financial Mortgage Insurance Holdings Pty Ltd and was incorporated in Australia on November 10, 2003. The ultimate parent company of Genworth Mortgage is Genworth Financial, Inc. (“Genworth”). Genworth is a company incorporated in Delaware on October 23, 2003. GE Mortgage Insurance Company Pty Ltd changed its name to Genworth Financial Mortgage Insurance Pty Ltd on November 28, 2005.

(2) Significant Accounting Policies

The consolidated financial statements have been prepared on the basis of U.S. generally accepted accounting principles (“U.S. GAAP”). Preparing financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect reported amounts and related disclosures. Actual results could differ from those estimates.

The financial statements are presented in U.S. dollars. The accompanying financial statements include Genworth Financial Mortgage Indemnity Limited and are prepared on a consolidated basis. All intercompany transactions have been eliminated in the consolidated financial statements.

a) Premiums

A single premium is usually collected and remitted to Genworth Mortgage as the mortgage insurer from prospective borrowers by the lenders at the time the loan proceeds are advanced. The proceeds are recorded to unearned premium reserves and recognized as premiums earned over the estimated policy life in accordance with the expected pattern of risk emergence. This is further described in the accounting policy for unearned premiums.

b) Net Investment Income and Net Investment Gains and Losses

Investment income is recognized when earned. Investment gains and losses are calculated on the basis of specific identification. The cost of investments for the determination of investment gains and losses is the amount paid when the security was originally purchased adjusted for amortization and accretion.

c) Other Income

Other income consists primarily of management fees for services provided by the Company for the management of insurance portfolios held by third-party insurance companies. Such services include accounting, claims management, systems maintenance, portfolio analytics and management reporting. These fees are recorded as revenue when the related service is provided.

Genworth Financial Mortgage Insurance Pty Ltd

Notes to Consolidated Financial Statements

Years Ended December 31, 2007, 2006 and 2005

d) Investment Securities

Investment securities have been designated as available-for-sale and are reported in the consolidated balance sheets at fair value. Values for securities are obtained from external pricing services. Changes in the fair value of available-for-sale investments, net of deferred income taxes, are reflected as unrealized investment gains or losses in a separate component of accumulated other comprehensive income.

The Company regularly reviews investment securities for impairment in accordance with its impairment policy, which includes both quantitative and qualitative criteria. Quantitative criteria include length of time and amount that each security is in an unrealized loss position and whether the issuer is in compliance with terms and covenants of the security. Qualitative criteria include the financial strength and specific prospects for the issuer as well as the Company’s intent to hold the security until recovery. Securities that are considered to be other-than-temporarily impaired are recognized as a charge to net investment gains (losses) in the period in which such determination is made.

e) Cash and Cash Equivalents

Certificates of deposit, money market funds and other time deposits with original maturities of 90 days or less are considered cash equivalents in the consolidated balance sheets and statements of cash flows. Items with maturities greater than 90 days but less than one year at the time of acquisition are short-term investments and are included as part of fixed maturity securities. As of December 31, 2007 and 2006, short-term investments amounted to $71 million and $6 million, respectively.

f) Deferred Acquisition Costs (“DAC”)

Acquisition costs include costs, which vary with and are primarily related to the acquisition of insurance. Acquisition costs include those costs incurred in the acquisition, underwriting and processing of new business including solicitation and printing costs, sales material and, some support costs such as underwriting and contract and policy issuance expenses. Such costs are deferred and amortized ratably over the terms of the underlying policies.

The Company follows the Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 97, Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments, guidance on the amortization of deferred acquisition costs. Amortization of these costs relating to each underwriting year is charged against revenue over time in accordance with the expected pattern of risk emergence.

The Company reviews all assumptions underlying DAC and tests DAC for recoverability annually. All the policies written by the Company are single premium. If the balance of unearned premiums plus interest, is less than the current estimate of future losses and expenses (including any unamortized DAC), a charge to income is recorded for additional DAC amortization. For the years ended December 31, 2007, 2006 and 2005, no charges to income were recorded as a result of DAC recoverability testing.

Genworth Financial Mortgage Insurance Pty Ltd

Notes to Consolidated Financial Statements

Years Ended December 31, 2007, 2006 and 2005

g) Goodwill

Goodwill is not amortized but is tested for impairment at least annually using a fair value approach, which requires the use of estimates and judgment at the reporting unit level. The Company’s single operating segment is also the reporting unit for goodwill impairment testing. An impairment charge is recognized for any amount by which the carrying amount of a reporting unit’s goodwill exceeds its fair value. Discounted cash flows are used to establish fair values. For the years ended December 31, 2007, 2006 and 2005, no charges were recorded as a result of goodwill impairment testing.

h) Intangible Assets

Present Value of Future Profits. In conjunction with the acquisition of Vero Lenders Mortgage Insurance Limited in 2006, $1 million was assigned to the right to receive future gross profits arising from existing insurance contracts. This intangible asset, called PVFP, represents the estimated present value of future cash flows from the acquired policies. PVFP is amortized in a manner similar to the amortization of DAC. PVFP is classified as other assets in the consolidated balance sheets.

The Company regularly reviews all of these assumptions and periodically tests PVFP for recoverability. If the unearned premiums plus interest are less than the current estimate of future losses and expenses (including any unamortized PVFP), a charge to income is recorded for additional PVFP amortization. For the years ended December 31, 2007 and 2006, no charges to income were recorded as a result of the PVFP recoverability testing.

Other Intangible Assets. The Company amortizes the costs of other intangibles over their estimated useful lives unless such lives are deemed indefinite. Amortizable intangible assets are tested for impairment at least annually based on undiscounted cash flows, which requires the use of estimates and judgment, and, if impaired, written down to fair value based on either discounted cash flows or appraised values. Intangible assets with indefinite lives are tested at least annually for impairment and written down to fair value as required. For the years ended December 31, 2007, 2006 and 2005, no charges were recorded as a result of impairment testing.

i) Reinsurance

Premium revenue, benefits and acquisition and operating expenses are reported net of the amounts relating to reinsurance ceded to and assumed from other companies. Amounts due from reinsurers for incurred and estimated future claims are reflected in the reinsurance recoverable asset. The cost of reinsurance is accounted for over the terms of the related treaties using assumptions consistent with those used to account for the underlying reinsured policies.

Genworth Financial Mortgage Insurance Pty Ltd

Notes to Consolidated Financial Statements

Years Ended December 31, 2007, 2006 and 2005

j) Losses and Loss Adjustment Expenses

The reserve for losses and loss adjustment expenses represents the amount needed to provide for the estimated ultimate cost of settling claims relating to insured events that have occurred on or before the end of the respective reporting period. The estimated liability includes requirements for future payments of: (a) claims that have been reported to the Company; (b) claims related to insured events that have occurred but that have not been reported to the Company as of the date the liability is estimated; and (c) claim adjustment expenses. Claim adjustment expenses include costs incurred in the claim settlement process such as legal fees and costs to record, process and adjust claims.

Reserves for losses and loss adjustment expenses are based on notices of mortgage loan defaults and estimates of defaults that have been incurred but have not been reported by loan servicers, using assumptions of claim rates for loans in default and the average amount paid for loans that result in a claim. As is common accounting practice in the mortgage insurance industry and in accordance with U.S. GAAP, the Company begins to provide for the ultimate claim payment relating to a potential claim on a defaulted loan when the status of that loan first goes delinquent. Over time, as the status of the underlying delinquent loan moves toward foreclosure and the likelihood of the associated claim loss increases, the amount of the loss reserve associated with that potential claim may also increase. During the fourth quarter of 2006, the Company performed an annual update of Australian loss reserve factors which resulted in an increase in the reserves for losses and loss adjustment expenses of $34 million. The update in fourth quarter of 2007 did not result in a material increase in the reserve for losses.

Management considers the liability for loss and loss adjustment expenses provided to be satisfactory to cover the losses that have occurred. Management monitors actual experience, and where circumstances warrant, will revise its assumptions. The methods of determining such estimates and establishing the reserves are reviewed continuously and any adjustments are reflected in operations in the period in which they become known. Future developments may result in losses and loss expenses greater or less than the liability for policy and contract claims provided.

k) Unearned Premiums

For single premium insurance contracts, a portion of the revenue is recognized as premiums earned in the current period, while the remaining portion is deferred as unearned premiums and earned over time in accordance with the estimated expiration of risk. If single premium policies are cancelled and the premium is non-refundable, then the remaining unearned premium related to each cancelled policy is recognized to earned premiums upon notification of the cancellation. Estimation of risk expiration for the recognition of premium is inherently judgmental and is based on actuarial analysis of historical experience. The premium earnings recognition model is reviewed annually with any adjustments to the estimates reflected in current period income. As a result of the reviews conducted, there was a decrease in earned premiums of $6 million and an increase of $60 million in earned premiums in 2007 and 2006, respectively. There was no adjustment recorded in 2005.

Genworth Financial Mortgage Insurance Pty Ltd

Notes to Consolidated Financial Statements

Years Ended December 31, 2007, 2006 and 2005

l) Income Taxes

Income taxes are accounted for in accordance with SFAS No. 109, Accounting for Income Taxes. The deferred tax assets and/or liabilities are determined by multiplying the differences between the financial reporting and tax reporting bases for assets and liabilities by the enacted tax rates expected to be in effect when such differences are recovered or settled. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances on deferred tax assets are estimated based on the Company’s assessment of the realizability of such amounts.

Effective May 21, 2004, Genworth Mortgage was included in a consolidated Australian income tax return with its Australian parent company and, subject to a tax-sharing arrangement that allocates tax on a separate company basis and provides benefit for current utilization of losses and credits. Entities will be jointly and severally liable for the current income tax liabilities of the group where the head entity defaults, subject to the terms of a valid tax sharing agreement between the entities in the group. Assets and liabilities arising under the tax funding arrangement are recognized as amounts receivable from or payable to other entities in the group.

m) Foreign Currency Translation

The local currency, the Australian dollar, is the functional currency for the Company. The determination of the functional currency is made based on the appropriate economic and management indicators. The financial statements have been translated into U.S. dollars (the “reporting currency”) in accordance with SFAS No. 52, Foreign Currency Translation. Accordingly, assets and liabilities are translated into U.S. dollars at the exchange rates in effect as of the balance sheet date or historical rates. Revenues and expenses are translated into U.S. dollars at the average rates of exchange prevailing during the period. Translation adjustments arising from this currency re-measurement are reported as a separate component of accumulated other comprehensive income included in the consolidated statements of changes in stockholder’s equity.

Gains and losses from foreign currency transactions, such as those resulting from the settlement of foreign receivables or payables, are included in the consolidated statements of income.

Genworth Financial Mortgage Insurance Pty Ltd

Notes to Consolidated Financial Statements

Years Ended December 31, 2007, 2006 and 2005

n) Accounting Pronouncements

Recently adopted

Accounting for Uncertainty in Income Taxes

On January 1, 2007, the Company adopted FASB Interpretation (“FIN”) No. 48, Accounting for Uncertainty in Income Taxes. This guidance clarifies the criteria that must be satisfied to recognize the financial statement benefit of a position taken in the Company’s tax returns. The criteria for recognition in the consolidated financial statements set forth in FIN No. 48 require an affirmative determination that it is more likely than not, based on a tax position’s technical merits, that the Company is entitled to the benefit of that position.

Upon adoption of FIN No. 48 on January 1, 2007, there were no unrecognized tax benefits, accrued interest or penalties.

Accounting by Insurance Enterprises for Deferred Acquisition Costs in Connection With Modifications or Exchanges of Insurance Contracts

On January 1, 2007, the Company adopted the American Institute of Certified Public Accountants (“AICPA”) Statement of Position (“SOP”) 05-1, Accounting by Insurance Enterprises for Deferred Acquisition Costs in Connection With Modifications or Exchanges of Insurance Contracts. This statement provides guidance on accounting for deferred acquisition costs and other balances on an internal replacement, defined broadly as a modification in product benefits, features, rights or coverages that occurs by the exchange of an existing contract for a new contract, or by amendment, endorsement, or rider to an existing contract, or by the election of a benefit, feature, right, or coverage within an existing contract. The adoption of this interpretation did not have a material impact on the consolidated results of operations and financial position.

Not yet adopted

In September 2006, FASB issued SFAS No. 157, Fair Value Measurements. This statement defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS No. 157 is effective for the Company on January 1, 2008. The adoption of SFAS No. 157 will not have a material impact on the consolidated financial statements. During December 2007, the FASB issued FASB Staff Position (“FSP”) FAS 157-2, which amends SFAS No. 157 to allow an entity to delay the application of this statement until January 1, 2009 for certain non-financial assets and liabilities. The Company expects to elect the partial adoption of SFAS No. 157 under the provisions of the FSP for fair value measurements used in the impairment testing of goodwill and indefinite-lived intangible assets and eligible non-financial assets and liabilities included within a business combination. The FASB also issued proposed FSP FAS 157-c in January 2008 that would amend SFAS No. 157 to clarify the principles on fair value measurement of liabilities. Management is monitoring the status of these proposed FSPs for any impact on the Company’s consolidated financial statements.

In February 2007, FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. This statement provides an option, on specified election dates, to report selected financial assets and liabilities, including insurance contracts, at fair value. Subsequent changes in fair value for designated items will be reported in earnings in the current period. SFAS No. 159 is effective for the Company on January 1, 2008. The adoption of SFAS No. 159 will not impact the Company’s consolidated financial statements, as no items will be elected for measurement at fair value upon initial adoption. Subsequent to initial adoption, the Company will evaluate eligible financial assets and liabilities on their election dates. Any future elections made under this standard would be disclosed in accordance with the provisions outlined in the statement.

Genworth Financial Mortgage Insurance Pty Ltd

Notes to Consolidated Financial Statements

Years Ended December 31, 2007, 2006 and 2005

In December 2007, FASB issued SFAS No. 141R, Business Combinations. This statement establishes principles and requirements for how an acquirer recognizes and measures certain items in a business combination, as well as disclosures about the nature and financial effects of a business combination. SFAS No. 141R will be effective for the Company on January 1, 2009 and will be applied to business combinations for which the acquisition date is on or after the effective date. The Company does not expect SFAS No. 141R to have a material impact on its consolidated financial statements.

(3) Investments

(a) Net Investment Income

For the years ended December 31, sources of net investment income were as follows:

(U.S. dollar amounts in thousands)	2007	2006	2005
Fixed maturity securities	$119,032	$72,240	$56,691
Cash and cash equivalents	1	4,712	2,847

Gross investment income before expenses and fees	119,033	76,952	59,538
Expenses and fees	(2,847)	(1,568)	(1,293)

Net investment income	$116,186	$75,384	$58,245

(b) Net Investment Gains (Losses)

For the years ended December 31, gross realized investment gains and losses resulting from the sales of fixed maturity securities were as follows:

(U.S. dollar amounts in thousands)	2007	2006	2005
Available-for-sale investment securities:
Realized gains on sale	$828	$636	$112
Realized losses on sale	(869)	(2,631)	(1,755)
Impairments	(920)	—	—

Net investment losses	$(961)	$(1,995)	$(1,643)

(c) Unrealized Investment Losses

Net unrealized gains and losses on investment securities classified as available-for-sale are reduced by deferred income taxes that would have resulted had such gains and losses been realized. Net unrealized gains and losses on available-for-sale investment securities reflected as a separate component of accumulated other comprehensive income as of December 31 were as follows:

(U.S. dollar amounts in thousands)	2007	2006	2005
Net unrealized losses on available-for-sale investment securities:
Fixed maturities	$(54,132)	$(16,304)	$(1,618)
Deferred income taxes	16,668	4,899	486

Net unrealized investment losses	$(37,464)	$(11,405)	$(1,132)

Genworth Financial Mortgage Insurance Pty Ltd

Notes to Consolidated Financial Statements

Years Ended December 31, 2007, 2006 and 2005

The change in net unrealized gains (losses) on available-for-sale investment securities reported in accumulated other comprehensive income for the years ended December 31 was as follows:

(U.S. dollar amounts in thousands)	2007	2006	2005
Net unrealized investment gains (losses) as of January 1	$(11,405)	$(1,132)	$3,294
Unrealized gains (losses)arising during the period:
Unrealized losses on investment securities	(38,789)	(16,681)	(7,966)
Provision for deferred taxes	12,057	5,012	2,390

Change in unrealized losses on investment securities	(26,732)	(11,669)	(5,576)
Reclassification adjustments to net investment losses, net of deferred taxes of $(288), $(599) and $(493)	673	1,396	1,150

Net unrealized investment losses as of December 31	$(37,464)	$(11,405)	$(1,132)

(d) Fixed Maturity Securities

As of December 31, 2007, the amortized cost or cost, gross unrealized gains and losses and estimated fair value of the fixed maturities classified as available-for-sale were as follows:

(U.S. dollar amounts in thousands)	Amortized cost or cost	Gross unrealized gains	Gross unrealized losses	Estimated fair value

Fixed maturities:
Government—non U.S.	$104,425	$—	$(1,636)	$102,789
Corporate—U.S.	193,270	—	(10,708)	182,562
Corporate—non U.S.	1,538,788	—	(41,788)	1,497,000

Total available-for-sale securities	$1,836,483	$—	$(54,132)	$1,782,351

As of December 31, 2006, the amortized cost or cost, gross unrealized gains and losses and estimated fair value of the fixed maturities classified as available-for-sale were as follows:

(U.S. dollar amounts in thousands)	Amortized cost or cost	Gross unrealized gains	Gross unrealized losses	Estimated fair value

Fixed maturities:
Government—non U.S.	$65,170	$—	$(645)	$64,525
Corporate—U.S.	156,641	—	(3,021)	153,620
Corporate—non U.S.	1,039,236	1,274	(13,912)	1,026,598

Total available-for-sale securities	$1,261,047	$1,274	$(17,578)	$1,244,743

For fixed maturities, an impairment charge is recognized in income in the period in which the Company determines that it does not expect either to collect principal and interest in accordance with the contractual terms of the instruments or to recover based upon underlying collateral values, considering events such as a payment default, bankruptcy or disclosure of fraud. Impairment charges are measured as the difference between the book value of a security and its fair value.

Genworth Financial Mortgage Insurance Pty Ltd

Notes to Consolidated Financial Statements

Years Ended December 31, 2007, 2006 and 2005

The Company generally intends to hold securities in unrealized loss positions until they recover. However, from time to time, our intent on an individual security may change, based upon market or other unforeseen developments. In such instances, the Company sells securities in the ordinary course of managing its portfolio to meet diversification, yield and liquidity requirements. If a loss is recognized from a sale subsequent to a balance sheet date due to these unexpected developments, the loss is recognized in the period in which the intent to hold the securities to recovery no longer exists. The aggregate fair value of securities sold at a loss during twelve months ended December 31, 2007 was $152 million, which was 99% of book value.

The following table presents the gross unrealized losses and estimated fair values of investment securities, aggregated by investment type and length of time that individual investment securities have been in a continuous unrealized loss position, as of December 31, 2007:

	Less Than 12 Months			12 Months or More
(U.S. dollar amounts in thousands)	Estimated fair value	Gross unrealized losses	Number of securities	Estimated fair value	Gross unrealized losses	Number of securities

Description of Securities
Fixed maturities:
Government—non U.S.	$57,835	$(617)	8	$44,954	$(1,020)	3
Corporate— U.S	39,271	(2,433)	8	143,292	(8,274)	12
Corporate—non U.S.	577,789	(14,459)	61	843,865	(27,329)	67

Total temporarily impaired securities	$674,895	$(17,509)	77	$1,032,111	$(36,623)	82

% Below cost—fixed maturities:
<20% Below cost	$674,895	$(17,509)	77	$1,032,111	$(36,623)	82
20-50% Below cost	—	—	—	—	—	—
>50% Below cost	—	—	—	—	—	—

Total temporarily impaired securities	$674,895	$(17,509)	77	$1,032,111	$(36,623)	82

Investment grade	$674,895	$(17,509)	77	$1,032,111	$(36,623)	82
Below investment grade	—	—	—	—	—	—
Not rated—fixed maturities	—	—	—	—	—	—

Total temporarily impaired securities	$674,895	$(17,509)	77	$1,032,111	$(36,623)	82

The investment securities in an unrealized loss position as of December 31, 2007 consist of 159 securities with gross unrealized losses of $54 million. Of these unrealized losses, 100% are investment grade (rated AAA through BBB-) and are less than 20% below cost. The amount of the unrealized loss on these securities was primarily attributable to a generally high interest rate environment including the widening of credit spreads as investors sought higher compensation for the assumption of market risk during 2007.

As of December 31, 2007, the Company expects these investments to continue to perform in accordance with their original contractual terms and the Company has the ability and intent to hold these investments securities until the recovery of the fair value up to the cost of the investment, which may be maturity. Accordingly, the Company does not consider these investments to be other-than-temporarily impaired as of December 31, 2007. However, from time to time, the Company may sell securities in the ordinary course of managing its portfolio to meet diversification, credit quality, yield enhancement, asset-liability management and liquidity requirements.

Genworth Financial Mortgage Insurance Pty Ltd

Notes to Consolidated Financial Statements

Years Ended December 31, 2007, 2006 and 2005

The following table presents the gross unrealized losses and estimated fair values of investment securities, aggregated by investment type and length of time that individual investment securities have been in a continuous unrealized loss position, as of December 31, 2006:

	Less Than 12 Months			12 Months or more
(U.S. dollar amounts in thousands)	Estimated fair value	Gross unrealized losses	Number of securities	Estimated fair value	Gross unrealized losses	Number of securities

Description of Securities
Fixed maturities:
Government—non U.S.	$64,524	$(645)	8	$—	$—	—
Corporate— U.S.	154,116	(2,881)	12	4,969	(176)	1
Corporate—non U.S.	841,220	(10,049)	83	168,129	(3,827)	18

Total temporarily impaired securities	$1,059,860	$(13,575)	103	$173,098	$(4,003)	19

% Below cost—fixed maturities:
<20% Below cost	$1,059,860	$(13,575)	103	$173,098	$(4,003)	19
20-50% Below cost	—	—	—	—	—	—
>50% Below cost	—	—	—	—	—	—

Total temporarily impaired securities	$1,059,860	$(13,575)	103	$173,098	$(4,003)	19

Investment grade	$1,059,860	$(13,575)	103	$173,098	$(4,003)	19
Below investment grade	—	—	—	—	—	—
Not rated—fixed maturities	—	—	—	—	—	—

Total temporarily impaired securities	$1,059,860	$(13,575)	103	$173,098	$(4,003)	19

The scheduled maturity distribution of fixed maturities as of December 31, 2007 is set forth below. Actual maturities may differ from contractual maturities because issuers of securities may have the right to call or prepay obligations with or without call or prepayment penalties.

(U.S. dollar amounts in thousands)	Amortized cost or cost	Estimated fair value
Due one year or less	$324,028	$322,055
Due after one year through five years	1,206,689	1,165,741
Due after five years through ten years	298,035	286,898
Due after ten years	7,731	7,657

Total	$1,836,483	$1,782,351

As of December 31, 2007, $208 million of investments were subject to certain call provisions. Typically, call provisions provide the issuer the ability to redeem a security, prior to its stated maturity, at or above par.

Genworth Financial Mortgage Insurance Pty Ltd

Notes to Consolidated Financial Statements

Years Ended December 31, 2007, 2006 and 2005

(e) Investment Concentrations

As of December 31, 2007, securities issued by finance and insurance industry groups and foreign state government represented approximately 58% and 34%, respectively, of the corporate fixed maturities portfolio held by the Company.

As of December 31, 2007, the Company held $243 million in corporate fixed maturity securities issued by the New South Wales Treasury Corporation, which comprised of 22% of total stockholder’s equity. Additionally, the Company held $122 million in corporate fixed maturity securities issued by Queensland Treasury Corp, which comprised of 11% of total stockholder’s equity. No other single issuer exceeded 10% of total stockholder’s equity.

(4) Deferred Acquisition Costs

Activity impacting deferred acquisition costs for the years ended December 31:

(U.S. dollar amounts in thousands)	2007	2006	2005
Balance as of January 1	$37,929	$29,663	$23,141
Impact of foreign currency translation	4,950	2,008	(537)
Costs deferred	35,897	20,435	15,040
Amortization	(16,170)	(14,177)	(7,981)

Balance as of December 31	$62,606	$37,929	$29,663

(5) Goodwill

There were no additions or impairments to goodwill during the years ending December 31, 2007, 2006 and 2005. The movement in goodwill during the year ended December 31, 2007 arises from adjustments for foreign currency translation.

(6) Reinsurance

The Company has assumed mortgage insurance business from Westpac Banking Corporation. The contract provides reinsurance on the basis of a 30% quota share.

The Company is party to excess of loss contracts with Genworth Mortgage Insurance Corporation, an affiliate company. The contracts provide for the recoverability of losses in excess of an annually determined limit that is based on the Company’s net earned premiums.

The Company is party to excess of loss contracts with Viking Insurance Company Limited, an affiliate company. The contracts provide for the recoverability of losses in excess of an annually determined limit that is based on the Company’s net earned premiums.

The Company utilizes reinsurance as a risk management tool but recognizes that reinsurance contracts do not relieve it from its obligations to policyholders. In the event that the reinsurers are unable to meet their obligations, the Company remains liable for the reinsured claims. The Company monitors both the financial condition of individual reinsurers and risk concentrations arising from similar geographic regions, activities and economic characteristics of reinsurers to lessen the risk of default by such reinsurers. Other than with Genworth Mortgage Insurance Corporation and Viking Insurance Company Limited, the Company does not have significant concentrations of reinsurance with any one reinsurer that could have a material impact on its results of operations.

Genworth Financial Mortgage Insurance Pty Ltd

Notes to Consolidated Financial Statements

Years Ended December 31, 2007, 2006 and 2005

The following table sets forth the effects of reinsurance on premiums written and earned for the years ended December 31:

(U.S. dollar amounts in thousands)	2007	2006	2005
Written premium:
Direct	$440,116	$352,671	$264,137
Assumed	18,785	16,882	9,119
Ceded	(42,109)	(36,864)	(16,503)

Net premiums written	$416,792	$332,689	$256,753

Premiums earned:
Direct	$312,488	$303,088	$167,472
Assumed	12,703	5,932	1,174
Ceded	(44,744)	(39,639)	(19,561)

Net premiums earned	$280,447	$269,381	$149,085

Percentage of amount assumed to net	4.5%	2.2%	0.8%

Losses and loss adjustment expenses:
Direct	$129,275	$104,278	$18,409
Assumed	4,566	1,158	280
Ceded	—	—	—

Net losses and loss adjustment expenses	$133,841	$105,436	$18,689

Reinsurance recoveries recognized as a reduction of losses and loss adjustment expenses and reinsurance recoveries recognized as a reduction to changes in the reserve for losses and loss adjustment expenses were not significant during 2007, 2006 or 2005.

(7) Reserve for Losses and Loss Adjustment Expenses

The following table sets forth changes in the reserve for losses and loss adjustment expenses for the years ended December 31:

(U.S. dollar amounts in thousands)	2007	2006	2005
Balance as of January 1	$105,333	$33,198	$23,732
Balance from acquisitions and transfers	—	1,007	—
Incurred related to insured events of:
Current year	117,594	80,684	22,873
Prior years	16,247	24,752	(4,184)

Total incurred	133,841	105,436	18,689
Paid related to insured events of:
Current year	(14,832)	(3,999)	(632)
Prior years	(83,606)	(33,918)	(8,395)

Total paid	(98,438)	(37,917)	(9,027)
Impact of foreign currency translation	14,454	3,609	(196)

Balance as of December 31	$155,190	$105,333	$33,198

Genworth Financial Mortgage Insurance Pty Ltd

Notes to Consolidated Financial Statements

Years Ended December 31, 2007, 2006 and 2005

There were no reinsurance recoveries during 2007, 2006 and 2005. The increase in incurred losses related to prior years was primarily attributable to less favorable loss trends experienced during the year. These trends were a result of an increase in the number and aging of delinquencies. This was due to the weakening of Australia’s property market experienced during the year together with higher interest rates.

(8) Unearned Premiums

Activity impacting unearned premiums for the years ended December 31:

(U.S. dollar amounts in thousands)	2007	2006	2005
Balance as of January 1	$687,466	$567,739	$474,131
Balance from acquisitions and transfers	—	22,626	—
Impact of foreign currency translation	84,590	36,568	(11,002)
Gross written premium	458,901	369,553	273,256
Gross earned premium	(325,191)	(309,020)	(168,646)

Balance as of December 31	$905,766	$687,466	$567,739

The Company recognizes premiums over a period of nine years, most of which are recognized between one and four years from issue date. The recognition of earned premiums for the mortgage insurance business involves significant estimates and assumptions as to future loss development and policy cancellations. These assumptions are based on the historical experience and the expectations of future performance, which are highly dependent on assumptions as to long-term macroeconomic conditions including interest rates, home price changes and the rate of unemployment.

9) Employee Benefit Plans

It is compulsory for superannuation contributions to be made by the Company to a regulated and complying superannuation fund for all Australian employees. These superannuation funds are defined contribution plans. The minimum required contribution, based on an employee’s salary, which is paid by the Company, was 9% in 2007, 2006 and 2005. Employees may elect to pay additional contributions out of their salary. The Company has made superannuation payments on behalf of its employees of $2 million, $1 million and $1 million for 2007, 2006 and 2005, respectively.

Genworth Financial Mortgage Insurance Pty Ltd

Notes to Consolidated Financial Statements

Years Ended December 31, 2007, 2006 and 2005

(10) Income Taxes

The total provision for income taxes for the years ended December 31 was as follows:

(U.S. dollar amounts in thousands)	2007	2006	2005
Current	$62,147	$47,907	$43,452
Deferred	(1,157)	1,788	3,030

Total provision for income taxes	$60,990	$49,695	$46,482

The reconciliation of the federal statutory tax rate to the effective income tax rate was as follows:

	2007	2006	2005
Australian income tax rate	30.0%	30.0%	30.0%
Increase (reduction) in rate resulting from:
Local tax (deductions) / non-deductible items	0.4	(3.3)	—
Adjustment to prior year provision	0.5	—	—
Other, net	0.9	—	0.5

Effective rate	31.8%	26.7%	30.5%

The components of the net deferred income tax asset as of December 31 were as follows:

(U.S. dollar amounts in thousands)	2007	2006
Assets:
Net unrealized losses on investment securities	$16,668	$4,899
Reserve for loss adjustment expenses	2,739	1,595
Accrued expenses	2,014	645
Other assets	4,090	3,210

Total deferred income tax assets	25,511	10,349

Liabilities:
Investments	461	414
Accrued investment income	8,856	6,667

Total deferred income tax liabilities	9,317	7,081

Net deferred income tax asset	$16,194	$3,268

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax assets and liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of these deductible differences as of December 31, 2007. Accordingly, no valuation allowance for deferred tax assets has been established.

All but an insignificant amount of earnings before income taxes and related provision for income tax comes from domestic sources.

Genworth Financial Mortgage Insurance Pty Ltd

Notes to Consolidated Financial Statements

Years Ended December 31, 2007, 2006 and 2005

The Company adopted FIN 48 on January 1, 2007, and additional disclosures are included in the recently adopted accounting pronouncements in note 2n. As of January 1, 2007 and for the twelve months ended December 31, 2007, the Company had no unrecognized tax benefits. Accordingly, there would be no effective tax rate impact from recognition of previously unrecognized tax benefits. The Company does not expect that the amount of unrecognized tax benefits will change significantly within the next twelve months. The December 31, 2007 balance sheet includes no amounts for interest or penalties related to unrecognized tax benefits, and no such amounts were recognized as components of provision for income taxes.

The parent company files Australian income tax returns and is not currently under examination by the Australian Taxation Office. The Company is no longer subject to examination for tax years prior to 2003.

The Company made tax payments for the year directly to the Australian Tax Office as they became due. The Company utilized the tax benefits of the tax losses from its parent company under the tax consolidation system of $23 million and $15 million for 2007 and 2006, respectively, and recognized an intercompany liability of $71 million in respect of income tax while a member of the Genworth Australia tax consolidated group.

(11) Related Party Transactions

The Company recorded an amount for an allocated share of Genworth’s corporate overhead for certain services. They included allocations of costs for public relations, investor relations and internal audit services in the amount of $15 million, $12 million and $7 million for the years ended December 31, 2007, 2006 and 2005, respectively. Some costs have not been specifically billed to the Company and have been treated as a contribution of capital, where the debt was not settled. This contribution of capital amounted to $10 million and $12 million in 2007 and 2006, respectively. There was no contribution of capital in 2005.

The Company also recorded expenses associated with Genworth stock options and restricted stock unit grants in the amount of $1 million for each of the years ended December 31, 2007, 2006 and 2005.

The Company has reinsurance arrangements with Genworth Mortgage Insurance Corporation and Viking Insurance Company Limited, both affiliates. The reinsurance premiums were $42.1 million, $36.9 million and $16.5 million in 2007, 2006 and 2005, respectively.

The Company was included in a consolidated Australian income tax return of Genworth Mortgage and was subject to a tax-sharing arrangement that allocates tax on a separate company basis and provided benefit for current utilization of losses and credits. See note 10 for additional disclosures.

On September 26, 2007, the Company entered into a loan agreement in the amount of $41 million with its parent company, Genworth Financial Mortgage Insurance Holdings Pty Ltd. The note requires interest to be accrued at a variable interest rate based on the three-month Australian Bank Bill Rate (AUD-BBR_BBSW) plus a margin. The interest on the loan accrued for the year ended December 31, 2007 amounted to $1 million. The note matures on September 26, 2012.

The Company paid ordinary dividends of $59 million to its parent company, Genworth Financial Mortgage Insurance Holdings Pty Ltd on September 26, 2007.

Genworth Financial Mortgage Insurance Pty Ltd

Notes to Consolidated Financial Statements

Years Ended December 31, 2007, 2006 and 2005

(12) Fair Value of Financial Instruments

Assets and liabilities that are reflected in the accompanying financial statements at fair value are not included in the following disclosure of fair value; such items include cash and cash equivalents and investment securities. Other financial liabilities – those not carried at fair value – are discussed below. Fair value is estimated based on carrying value, which approximates fair value.

The following represents the fair value of financial liabilities as of December 31:

	2007			2006
(U.S. dollar amounts in thousands)	Notional amount	Carrying amount	Estimated fair value	Notional amount	Carrying amount	Estimated fair value
Liabilities:
Unearned premiums	(a)	$905,766	$905,766	(a)	$687,466	$687,466

(a)	These financial instruments do not have notional amounts.

(13) Supplemental Cash Flow Information

Net cash paid for taxes was $60 million, $44 million and $27 million for the years ended December 31, 2007, 2006 and 2005, respectively. Corporate overhead allocations of $10 million and $12 million, which were not settled, have been treated as capital contributions in 2007 and 2006, respectively. For further discussion, refer to note 11.

(14) Securitization Entities

Part of the Company’s product offering includes portfolio credit enhancement policies to Australian regulated lenders that have originated housing loans for securitization in the Australian, European and U.S. markets. Portfolio mortgage insurance serves as an important form of credit enhancement for the Australian securitization market and the Company’s portfolio credit enhancement coverage is generally purchased for low loan-to-value, seasoned loans written by regulated institutions.

As of December 31, 2007 and 2006, the Company had a maximum exposure to loss from the provision of portfolio credit enhancement to securitization trusts sponsored by third parties of $527 million and $462 million, respectively. This exposure is calculated based on the expectation of a 1 in 250 year event. The Company has applied the Australian Prudential Regulation Authority (“APRA”) stress scenario to calculate this exposure. The Company holds sufficient capital resources to meet this obligation were it to occur.

Genworth Financial Mortgage Insurance Pty Ltd

Notes to Consolidated Financial Statements

Years Ended December 31, 2007, 2006 and 2005

(15) Statutory Accounting

Genworth Mortgage prepares financial statements for its regulator, APRA, in accordance with the accounting practices prescribed by the regulator, which is a comprehensive basis of accounting other than U.S. GAAP. The main differences were as follows:

•	Premium is recognized on a cash receipts basis;

•	Deferred acquisition costs are not recognized;

•	A premium liability is recognized representing the unexpired risk portion of insurance policies written. The premium liability is valued as the present value of the expected future claim payments.

•	Loss and loss adjustment expense reserves include a prudential margin and are discounted to present value.

The Company’s APRA net income after tax, capital base, minimum capital requirement and solvency ratio as of and for the years ended were as follows:

(U.S. dollar amounts in thousands)	2007	2006
APRA net income after tax	$149,527	$178,953

APRA capital base	$1,326,600	$1,015,265
APRA minimum capital requirement	$1,002,665	$848,315
APRA solvency ratio	1.32	1.20

The above APRA net income after tax, capital base, minimum capital requirement and solvency ratio are the combined amounts of Genworth Financial Mortgage Insurance Pty Ltd and its wholly-owned subsidiary, Genworth Financial Mortgage Indemnity Ltd.

Under the prudential regulation framework in Australia, mortgage insurers are required to establish a catastrophic risk charge defined as a 1 in 250 year event. The Company is required to maintain adequate capital to fund this charge, in addition to normal insurance liabilities, by ensuring that its capital base exceeds its minimum capital requirement at all times.

The APRA solvency ratio as of December 31, 2006 was reported as 1.20. APRA revised the prudential supervision of LMI with effect from January 1, 2006. These revisions strengthened the LMI capital and reporting framework and resulted in increased minimum capital requirements for LMI providers. During the first quarter of 2007, the Company recalculated its APRA solvency ratio to include the effect of financed premiums and under that recalculation the APRA solvency ratio as of December 31, 2006 was 1.07. On March 30, 2007, the Company received a capital contribution of $234 million from its parent company, Genworth Financial Mortgage Insurance Holdings Pty Ltd, as part of its regulatory capital management plan. This increased the APRA solvency ratio to 1.30 as of March 31, 2007.

The Company’s ability to pay dividends to Genworth Financial Mortgage Insurance Holdings Pty Ltd is restricted to the extent the payment of dividends exceeds current year income. Any dividend above this level requires prior approval from APRA. In addition any dividend payment must result in the Company continuing to meet the APRA minimum capital requirement.